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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 2000, except for Note 7, as to which the date is June 29, 2000, in Amendment No. 9 to the Registration Statement (Form S-1 No. 333-30674) and related Prospectus of Support.com, Inc. for the registration of 4,887,500 shares of its common stock.

                                          /s/ Ernst & Young LLP

Palo Alto, California

July 17, 2000